Exhibit 99.1

U.S. GOLD CORP. ANNOUNCES $31.2 MILLION PRIVATE PLACEMENT

Cheyenne, WY, December 23, 2025 – U.S. Gold Corp. (“U.S. Gold,” the “Company,” “we,” or “our”) (NASDAQ: USAU) today announced that we have closed a private placement of 1,922,159 shares of our common stock at a price of $16.25 per share (the “Offering Shares”) and warrants to purchase 961,077 shares of our common stock at an exercise price of $23.00 per share (the “Warrants”), pursuant to a securities purchase agreement entered into with certain investors, resulting in total gross proceeds of approximately $31.2 million. The Warrants are immediately exercisable and will expire two years after the initial issuance date. Pricing of the Offering Shares was set based on the close price of our common shares on Monday December 15, 2025 of $16.91, representing an approximate 4% discount to the close price.

The Company is excited to add a number of new shareholders, including Franklin Templeton Investments, Mackenzie Investments, and Libra Advisors to its shareholder registry.

The 30-day and 20-day Volume Weighted Average Price (“VWAP”) as of Dec 15, 2025 was $16.03 and $16.43 per share, respectively. This represents a premium of approximately 1.4% to the 30-day VWAP and an approximate 1.1% discount to the 20-day VWAP.

The Company intends to use the net proceeds from the private placement for initial development costs at our CK Gold Project, potential land acquisitions, further exploration of our properties and general working capital purposes.

The Offering Shares, the Warrants, and the shares of common stock underlying the Warrants (collectively, the “Securities”) have not been registered under the Securities Act, or applicable state securities laws, and were offered and sold by the Company in a private placement transaction under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. Accordingly, the Securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded, U.S. focused gold and copper exploration and development company. U.S. Gold Corp. has a portfolio of exploration properties. The Company’s CK Gold Project is located in Southeast Wyoming and has a Preliminary Feasibility Study technical report, which was completed by Samuel Engineering Inc. The Company’s Keystone exploration property is on the Cortez Trend in Nevada. The Company’s Challis Gold Project is located in Idaho. For more information about U.S. Gold Corp., please visit https://www.usgoldcorp.com/.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements include statements regarding the anticipated use of proceeds. are based on U.S. Gold Corp.’s current expectations, and actual results could differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: the prevailing market conditions for metal prices and mining industry cost inputs, environmental and regulatory risks, risks faced by junior companies generally engaged in exploration activities, whether U.S. Gold Corp. will be able to raise sufficient capital to develop the CK Gold Project and implement future exploration programs, the success or failure of future drilling programs, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company undertakes no duty to correct or update any information contained herein.

For additional information, please contact:

U.S. Gold Corp.

Investor Relations

+1 800 557 4550

ir@usgoldcorp.com

www.usgoldcorp.com